Exhibit 4(b)
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NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY
INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK TIME, ON July 31, 1998.1

           ***********************************************************

No. ____

                                     FORM OF

                                     WARRANT

                                       to

                           SUBSCRIBE FOR AND PURCHASE

                           COMMON STOCK, NO PAR VALUE

                                       of

                         ------------------------------

           **********************************************************

          This certifies that, for good and valuable consideration,______________________________, a California corporation (the "Corporation"), grants to _______________________________________ or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Corporation, at the price specified in subsection 2.1 hereof during the period specified in subsection 2.2 hereof, ______________________________________
validly issued, fully paid and non-assessable shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Corporation's Common Stock, no par value (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth.

          This warrant is one of a series of warrants (individually a "Warrant", collectively the "Warrants") issued by the Corporation representing the right initially to purchase in the aggregate _______ shares of Common Stock (representing in the aggregate a minimum of 2.85% up to a maximum of 2.89% of the Corporation's outstanding Common Stock on a fully-diluted basis on the date hereof) based on the number of Units issued by the Corporation and Otisville BioPharm, Inc. pursuant to the Private Placement Memorandum dated June 8, 1988, as amended.

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---------------
1 Pursuant to an action by the Board of Directors on September 1, 1995, the expiration date was extended to July 31, 2000.

          1. DEFINED TERMS. For purposes of this Warrant:

          1.1 "Initial Public Offering" shall mean the first time after the date of this Warrant at which an offering, whether primary or secondary, of shares of Common Stock, options, warrants or securities convertible or exchangeable (with or without payment of additional consideration) for shares of Common Stock or rights to acquire shares of Common Stock is registered pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration statement filed on Form S-4, or any successor form thereto, relating to a transaction which, if consummated, would constitute a Surviving Combination.) An Initial Public Offering will be deemed to be consummated (i) upon the first sale under the related registration statement in the case of an underwritten offering and
(ii) when the related registration statement first becomes effective in the case of an offering that is not underwritten.

          1.2 "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Corporation with one or more other Persons in which any such other Person is the survivor, or a sale of all or substantially all of the assets of the Corporation to one or more such other Persons, and with respect to which cash and/or non-cash consideration is distributed to holders of shares of Common Stock.

          1.3 "Person" shall mean individual, partnership, corporation, joint venture, association, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          1.4 "Surviving Combination" shall mean any merger, consolidation or other business combination by the Corporation with one or more other Persons in which the Corporation is the survivor, or a purchase of assets by the Corporation from one or more other Persons, if in either case the Corporation is thereafter required to file reports with respect to its shares of Common Stock with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

          1.5 "Triggering Event" shall mean any of the following events: (i) the consummation of an Initial Public Offering by the Corporation; (ii) a Non-Surviving Combination; or (iii) a Surviving Combination.

          2. DURATION AND EXERCISE OF WARRANT; EXERCISE PRICE; LIMITATION ON EXERCISE; PAYMENT OF TAXES.

          2.1 EXERCISE PRICE. Subject to adjustment pursuant to section 6 hereof, the exercise price per Warrant Share to be purchased hereunder shall be $6.78 (the "Exercise Price").

          2.2 PERIOD OF EXERCISE. This Warrant may be exercised, in whole, or from time to time in part, only during the period from and after 9:00 A.M., Los Angeles time, on the first day of July to and including 5:00 P.M., Los Angeles time, on the 31st day of July in each of the years of 1991, 1992 and 1993 and at any time from and after July 31, 1993; provided, however, that this Warrant may also be exercised during the period from 9:00 A.M., New York City time; on the day on which a Triggering Event first occurs, and to and including 5:00 P.M., Los Angeles time, on the earlier of (a) July 31, 1998 and (b) if the Triggering Event is a sale of all or substantially all of the Corporation's assets, to be followed by a liquidation of the Corporation, thirty (30) days following such Triggering Event (the "Expiration Date"). The first day in July 1991, 1992 and 1993 and the day on which a Triggering Event first occurs is herein referred to as an "Exercise Commencement Date."

          2.3 DURATION AND EXERCISE OF WARRANT.


               (a) The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole, or from time to time in part by the (a) surrender of this Warrant, accompanied by the Exercise Form annexed hereto (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased, to the Corporation at the office of the Corporation located at 3855 Avocado Boulevard, Suite 260, La Mesa, California 92041 (or such other office or agency of the Corporation as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Corporation) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which national banks are authorized to close in the City of Los Angeles, State of California or on which the Corporation is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 A.M., Los Angeles time, on any Exercise Commencement Date but not later than the close of business on the Expiration Date (or the close of business on the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), and (b) delivery of payment to the Corporation, for the account of the Corporation, by cash, by certified or bank cashier's check or by wire transfer, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Corporation agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within ten (10) Business Days, thereafter. The certificate or certificates so delivered shall be issued in the name of the Warrantholder or, if permitted by subsection 2.5 and in accordance with the provisions thereof, such other name as shall be designated in the Exercise Form, subject to subsection 2.4, and shall be subject to the restrictions on transfer and bear the legend specified in subsection 2.5. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. If this Warrant is not exercised prior to the close of business on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash distributions paid or payable to holders of record of shares of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

               (b) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the same holder, the number of Warrant Shares which shall be issuable shall be computed on the basis of the aggregate principal amount of the Warrants so exercised. With respect to any fraction of a share called for upon any exercise hereof, the Corporation shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by, the difference between the "closing price of the Corporation's Common Stock", determined as of the date of exercise in accordance with subsection 7.5 hereof, and this Warrant's exercise price per share of Common Stock as of the date of exercise.

          2.4 PAYMENT OF TAXES. The initial issuance of a certificate or certificates, if any, for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any securities transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificate or certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Corporation.

          2.5 TRANSFER RESTRICTIONS AND LEGEND.

               (a) This Warrant may not be sold, assigned, pledged, hypothecated, encumbered, or in any manner transferred or disposed of, in whole or in part, without the consent of the Corporation except by operation of law or, in connection with a registration of Warrant Shares under the Securities Act, to a member firm of the National Association of Securities Dealers, Inc. Without limiting the generality of the foregoing, neither this Warrant nor any of the Warrant Shares, nor any interest or participation in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

               (b) The Warrantholder agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares requiring the consent of the Corporation under subsection 2.5(a) above, such Warrantholder will give notice to the Corporation of its intention to effect such transfer (and, in the case of a disposition, of the intended method of disposition), together with a copy of the opinion of such Warrantholder's counsel, who shall be acceptable to the Corporation, as to the necessity or non-necessity for registration under the Act and applicable state securities laws in connection with such transfer. The following provisions shall then apply:

                    (i) If in the opinion of the Warrantholder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Act or applicable state securities laws of this Warrant or such Warrant Shares, as the case may be, and if the Corporation's counsel shall deliver an opinion to the Corporation to substantially the same effect (for purposes of which it may rely on the opinion of Warrantholder's counsel), then the Warrantholder shall be entitled to transfer this Warrant or to transfer such Warrant Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Corporation. The Corporation agrees to request said opinion of its counsel promptly after receiving each such notice and opinion from the Warrantholder and to deliver to said holder a copy of the opinion of the Corporation's counsel promptly after it is received. The Warrantholder shall cooperate fully, and provide the Corporation and its counsel with such information and documents as either may reasonably request, to evaluate such opinion. In the event that no such opinion of the Corporation's counsel (whether such opinion shall concur with or dissent from said opinion of the Warrantholder's counsel) shall be delivered to the Warrantholder within 30 days after the date when the Warrantholder delivered said notice and opinion to the Corporation, it shall not be necessary that any opinion of the Corporation's counsel be delivered in order that any action be taken under this subsection, and the Corporation shall thereafter be obligated in connection with said notice and opinion of the Warrantholder's counsel to rely upon such Warrantholder's counsel's opinion and effect such transfer.

                    (ii) If, in the opinion of either one or of both of said counsel, either the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without registration under the Securities Act or applicable state securities law of this Warrant or such Warrant Shares, as the case may be, the Warrantholder shall not be entitled to transfer this Warrant or to transfer such Warrant Shares, as the case may be.

               (c) Notwithstanding anything to the contrary contained in this paragraph 2.5, this Warrant may be transferred in whole or from time to time in part to any successor to the business of Oppenheimer or any affiliate, officer, director, employee, parent, subsidiary or partner of Oppenheimer or by operation of law in compliance with applicable United States federal and state securities laws and such transfer shall not be subject to the provisions of subsection 2.5(b). Upon due presentation for registration of transfer of this Warrant pursuant to this subsection 2.5(c), the Corporation shall execute and deliver in the name of the transferee or transferees a new Warrant or Warrants in like kind; provided, however, that such new Warrant or Warrants shall not contain the provisions of this subsection 2.5(c).

               (d) In the case of Warrant Shares, each certificate therefor shall bear a legend to the effect of the foregoing paragraph. Any Warrant issued at any time in exchange or substitution for any Warrant bearing such a legend shall also bear such legend unless, in the opinion of counsel for the Corporation, the Warrant need no longer be subject to the restriction contained herein. The provisions of this subsection 2.5 shall be binding upon all subsequent holders of this Warrant, if any. Warrant Shares transferred to the public as expressly permitted by, and in accordance with, the provisions of this Warrant shall thereafter cease to be deemed to be "Warrant Shares" for purposes hereof.

               (e) The Warrantholder represents that Warrantholder is acquiring the Warrant (and, if exercised, the shares of Common Stock issuable upon such exercise) for the Warrantholder's own account (or a trust account if Warrantholder is a trustee) and not with a view to or for sale in connection with any distribution of the securities.

          2.6 DIVISIBILITY OF WARRANT. Subject to securities law compliance, this Warrant may be divided into warrants representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Corporation on any Business Day, without charge to the Warrantholder. Upon any such division, and, if permitted by subsection 2.5 and in accordance with the provisions thereof, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

         2.7 REGISTER. The Corporation shall maintain, at the principal office of the Corporation (or such other office or agency of the Corporation in _________________ as it may designate by notice to the holder hereof), a register for the Warrants, in which the Corporation shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Corporation will deliver to such holder a certificate, signed by a duly authorized representative, listing the name and address of every other holder of Warrants as such information appears in said register of the Corporation at the close of business on the day before such certificate is signed.

          3. RESERVATION AND LISTING OF SHARES, ETC.

          The Corporation covenants and agrees that all Warrant Shares which are issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense use its best efforts to procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is listed.

          4. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

          If permitted by subsection 2.5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Corporation with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Corporation shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Corporation may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Corporation will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange for this Warrant.

          5. OWNERSHIP OF WARRANT.

          The Corporation may deem and treat the person in whose name this Warrant is registered as the Warrantholder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Corporation) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 2.3 and 2.5 or in section 4.

          6. CERTAIN ADJUSTMENTS.

          6.1 ADJUSTMENT OF WARRANT SHARES. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

               (a) In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Shares of Common Stock other securities of the Corporation (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving entity), the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

               (c) Irrespective of any adjustments of the number or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore issued may continue to express the same number of Shares and Exercise Price as are stated in similar Warrants previously issued.

          6.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Corporation shall promptly mail by first class, postage prepaid, to all Warrantholders, notice of such adjustment or adjustments and a certificate of a firm of independent public accounts selected by the Board of Directors of the Corporation (which may be the regular accountants employed by the Corporation) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. If a dispute shall at any time arise with respect to the failure of the Corporation to make any adjustments of the Exercise Price or the number of Warrant Shares issuable pursuant to this Warrant, such dispute shall be conclusively determined by such accountants. Any such determinations shall be binding upon the Corporation, all Warrantholders and holders of Warrant Shares and all other security holders of the Corporation.

          6.3 RIGHTS OF WARRANTHOLDERS TO CERTAIN DISTRIBUTIONS. If the Corporation at any time makes any spin-off, split-up, split-off or distribution of assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, spin-off or by way of return of capital, or other than as a dividend payable out of current earnings, each Warrantholder shall upon the exercise of the Warrant receive, in addition to the Warrant Shares then issuable on exercise of the Warrant, the amount of such assets (or at the option of the Corporation, a sum equal to the value thereof at the time of the distribution) which would have been payable to such holder had he exercised the Warrant immediately prior to the record date for such distribution.

          6.4 PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC.

               (a) If any capital reorganization or reclassification of any shares of Common Stock, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another entity, shall be effected while any Warrants are outstanding in such a way that holders of any class of Common Stock shall be entitled to receive stock, partnership interests, securities or assets with respect to or in exchange for any class of such Common Stock, then as a condition of such registration, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of such Warrants, such number of shares of stock, partnership interests, securities or assets to which a holder of the number of Warrant Shares issuable upon the exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of each such Warrantholder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, partnership interests, securities or assets thereafter deliverable upon the exercise of such Warrants. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor limited partnership or corporation (if other than the Corporation) resulting from such consolidation or merger or the limited partnership or corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each registered Warrantholder, the obligation to deliver to such Warrantholder such shares of stock, partnership interests, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, and containing the express assumption by such successor limited partnership or corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder.

               (b) In the event of any change in the rights of the Warrantholder by reason of other events herein set forth, then and in each such case, the Corporation will promptly obtain an opinion of Deloitte Haskins & Sells or of another independent national firm of certified public accountants selected by the Corporation, specifying the other shares of stock, partnership interests, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation will promptly mail a copy of such accountants' opinion to the registered Warrantholder.

          7. REDEMPTION.

          7.1 In the event that the Warrantholder exercises his or its right to include any Warrant Shares issuable, but not yet issued, on the exercise hereof in a registration statement pursuant to section 8 hereof, then the Corporation may compel the holder of this Warrant to sell [all or portion] of this Warrant to the Corporation at a price equal to 95% of the difference between "the closing price of the Corporation's Common Stock" on the date of Redemption Notice (as hereinafter defined) and the Exercise Price then in effect.

          7.2 The Corporation shall give at least 10 days prior written notice of any requested redemption ("Redemption Notice"), by mail, postage prepaid, to each Warrantholder of record, Redemption Notice to be addressed to the holder at the address as it appears on the stock transfer books of the Corporation and to specify the date of redemption and amount of this Warrant to be redeemed. The amount of this Warrant specified in such Redemption Notice shall be redeemed automatically as of the date of redemption without any further action by the Corporation or such holder and regardless of whether this Warrant is surrendered to the Corporation or its transfer agent. On or after the date of redemption as specified in such Redemption Notice, the holder shall surrender this Warrant. Upon such surrender, the Corporation shall pay to such holder in cash or by check the price for the [amount of this Warrant so redeemed.] [If less than all of this Warrant is to be redeemed, the Corporation shall forthwith issue a new Warrant, of like tenor, for the unredeemed portion of this Warrant.]

          7.3 If less than all of the series of Warrants, all of which this Warrant is one, are to be redeemed, the Warrantholder acknowledges that the particular Warrants in the series to be redeemed shall be selected by the Corporation by such method as it shall deem fair and appropriate in its sole and absolute discretion.

          7.4 Notwithstanding that this Warrant has been called for redemption, this Warrant may be exercised in whole or in part during the periods specified in subsection 2.2 hereof at any time before the date of redemption specified in the Redemption Notice.

          7.5 For the purpose hereof, the "closing price of the Corporation's Common Stock" on any Redemption Date shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on the Corporation's Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, on the National Market System, as reported by NASDAQ, or if not admitted to trading on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, or if not so available, the fair market price as determined by the Corporation's Board of Directors (whose determination shall be conclusive) and described in an officers' certificate signed by a responsible officer of the Corporation. For purposes of this subsection the term "trading day" shall not include any day on which securities are not traded on such exchange or in such market.

          8. REGISTRATION OF THE WARRANTS AND/OR WARRANT SHARES.

          8.1 PIGGYBACK REGISTRATION.

          If at time after the date hereof, the Corporation proposes to file a registration statement under the Securities Act with respect to a primary offering by the Corporation for its own account (other than a "rights offering" to shareholders of the Corporation) on a form suitable for a secondary offering and/or a secondary offering on behalf of a shareholder of the Corporation, then the Corporation will notify each Warrantholder (including for the purpose of this section 8 any subsequent holder or holders of the Warrants and/or Warrant Shares) at least thirty (30) days prior to the proposed filing of such registration statement (the "Corporate Notice"), specifying in the Corporate Notice the form of registration statement, the number of shares of Common Stock or other securities which the Company proposes to register, the name of the managing underwriter or underwriters (if any), (which may be Oppenheimer pursuant to an existing agreement with the Corporation) and the general terms and conditions of the proposed registration. Within fifteen (15) days of the Corporate Notice, any Warrantholder may deliver a notice in writing to the Corporation (the "Holder Notice") requesting that the Corporation include in such registration statement some or all of the Warrant Shares. The Corporation shall include the Warrant Shares in the registration statement, and, if any proposed sale is to be underwritten, to see that the underwriters purchase such Warrant Shares. In the event that any registration pursuant to this subsection shall be, in whole or in part, an underwritten offering of securities of the Corporation, any request by a Warrantholder pursuant to this subsection to register the Warrant Shares must specify that such shares are to be included in the underwriting on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such registration; PROVIDED, HOWEVER, that if the managing underwriter or underwriters of such offering request in writing, at least fifteen (15) days prior to the date that the registration statement becomes effective, that part or all of the Warrant Shares be excluded from the registration statement on the ground that the inclusion of such Warrant Shares with the securities which the other shareholders and the Corporation propose to include in such offering will materially adversely affect the success of the offering or offering price of the Common Stock being sold, certain of the securities, including such Warrant Shares, will be excluded from the registration statement as set forth below in this subsection. If the underwriters agree to purchase any or all of the Warrant Shares, the Warrantholders will enter into an underwriting agreement with the underwriters and will sell such Warrant Shares to the underwriters unless and except to the extent that, upon written notice to the Corporation and the managing underwriter or underwriters at least two days prior to the effective date of the registration statement, any such Warrantholder withdraws any portion of such Warrant Shares. If the underwriters elect to reduce the amount of securities to be offered and thereby purchase less than all of the Warrant Shares, such reduction of Warrant Shares to be purchased by the underwriter shall be made pro rata among the aggregate of Warrant Shares that were included in the timely requests from Warrantholders under this subsection 8.1 and the shares of other holders of the Corporation's securities with piggyback registration rights who exercised their rights to participate in the subject registration statement. To the extent Warrant Shares held by the Warrantholders are so reduced, such shares will be excluded from the registration statement. Warrantholders shall have no right to participate in the selection of the underwriters for the offering pursuant to this subsection. The rights granted in this subsection 8.1 shall expire five (5) years after the date hereof.

          8.2 DEMAND REGISTRATION.

               (a) At any time after the first anniversary of the Corporation's Initial Public Offering but prior to the fifth anniversary of the date hereof, any Warrantholder may at any time make a written request ("Demand Registration Notice") for registration under and in accordance with the Securities Act of all or part of its Warrant Shares (the "Demand Registration") provided that the number of Warrant Shares requested to be registered by such Warrantholder shall equal more than fifty percent (50%) of the aggregate number of Warrant Shares issued and issuable. In such event, the Corporation shall promptly notify in writing all other Warrantholders that it has received a Demand Registration Notice and will, subject to the limitations described herein, include in such registration all Warrant Shares with respect to which the Corporation has received written requests for inclusion therein within thirty (30) business days after receipt by the applicable holder of the notice of the Corporation's receipt of the Demand Registration Notice. The Warrantholders will be entitled to one such Demand Registration of such Warrant Shares for which registration has been properly requested pursuant to this subsection 8.2, except as set forth below.

               The Corporation and all other holders of Common Stock issued and outstanding or reserved for future issuance pursuant to options, warrants and conversion privileges as of the date of this Warrant, including, without limitation, the holders of preferred stock ("Other Shareholders"), will be permitted to participate in the registration statement filed pursuant to the Demand Registration. If the Warrantholder or Warrantholders making the Demand Registration so elect, the offering of Warrant Shares pursuant to such demand registration will be in the form of an underwritten offering.

               In the event that the registration pursuant to this subsection
8.2 shall be in whole or in part an underwritten offering, if the managing underwriter or underwriters of such offering advise the Corporation in writing that in its or their opinion the amount of Warrant Shares proposed to be included in such proposed offering is sufficiently large to materially adversely affect the success of the offering or offering price of the Common Stock, the Corporation will include in such registration only an amount of Warrant Shares which in the opinion of such managing underwriter or underwriters can be sold without such material adverse effect (the "Maximum Amount"). In such event, the registration statement shall only include the number of Warrant Shares in the Maximum Amount, and such amount shall be allocated in the following priority order: (A) all Warrant Shares that Warrantholders exercising their rights pursuant to the Demand Registration propose to sell up to the Maximum Amount; and the balance of the Maximum Amount, if any, to (B) the Corporation and then to (C) Other Shareholders. All allocations within categories (A), (B) and (C) above will be made on a pro rata basis among the securities proposed to be included in such registration by the respective shareholders.

               (b) Notwithstanding the foregoing, in the event that the Maximum Amount represents less than fifty percent (50%) of the aggregate number of Warrant Shares for which registration has been demanded under subsection 8.2(a), then the Warrantholders shall be entitled to a second Demand Registration under the terms and conditions set forth in this subsection 8.2; provided, however, that the number of shares of Warrant Shares to be registered pursuant to such second Demand Registration shall be more than fifty percent (50%) of the aggregate number of Warrant Shares issued and issuable not previously registered under the Securities Act.

               (c) Notwithstanding the obligations set forth in subsections (a) and (b) above:

                    (i) The Corporation shall not be required to file any registration statement which would require the inclusion of audited financial statements for a period other than the Corporation's fiscal year;

                    (ii) Should any Warrantholder, upon receiving a Holder Notice pursuant to subsection 8.1, not exercise his rights to include all of his Warrant Shares in the registration statement referred to in such Holder Notice, then such Warrantholder may not submit a Demand Registration Notice pursuant to this subsection 8.2 until one hundred eighty (180) days after the effective date of such registration statement.

         8.3 MARKET STAND-OFF. Each Warrantholder agrees that if the managing underwriter or underwriters of the offering contemplated by subsection 8.1 so request, such Warrantholder shall not sell any Requested Shares (as hereinafter defined) or other Warrant Shares held by him not included in the registration statement for a period of sixty (60) days after the effective date of the registration statement filed in connection with the public offering; PROVIDED, HOWEVER, that no Warrantholder shall be bound by this subsection 8.3 if none of such Warrantholder's Warrant Shares have been included in the registration statement filed pursuant to subsection 8.1.

         8.4 OBLIGATIONS OF THE CORPORATION. When required under this section 8 to effect the registration of any of the Warrant Shares under subsections 8.1 or
8.2 hereof (in either such case, the "Requested Shares"), the Corporation shall, as expeditiously as is reasonably possible:

               (a) Prepare and file with the Securities Exchange Commission (the "SEC") a registration statement with respect to such Requested Shares and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause such registration statement to become effective at the earliest practicable date and to remain effective for a period of ninety (90) days or until the Warrantholders and any underwriter purchasing such Requested Shares have sold or otherwise disposed of the Requested Shares registered in such registration statement, whichever is earlier.

               (b) Furnish to each Warrantholder selling Requested Shares such number of copies of such registration statement, each supplement and amendment thereto, a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Warrantholder may from time to time reasonably request in order to facilitate the disposition of Requested Shares to be sold by such Warrantholder pursuant to such registration statement.

               (c) Register and qualify the Requested Shares covered by such registration statement under such securities laws or state securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Requested Shares covered by the registration statement; PROVIDED, HOWEVER, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (d) Furnish, at the request of any Warrantholder or Warrantholders requesting registration of Requested Shares pursuant to this section 8 on the date that such Requested Shares are delivered to the underwriters for the sale pursuant to such registration or, if such Requested Shares are not being sold through underwriters, on the date the registration statement with respect to such Requested Shares becomes effective: (1) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and to the Warrantholder or Warrantholders making such request, stating that such registration statement has become effective under the Securities Act and that
(a) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof as has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;
(b) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein); (c) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (d) to the best knowledge of such counsel, the descriptions in the registration statement and the prospectus, and any amendment or supplement thereto, of legal and governmental matters and all contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, that are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus or any amendment or supplement thereto or to be filed as exhibits to the registration statement that are not described and filed as required; and (2) a letter, dated such date, from the independent public accountants of the Corporation, addressed to the underwriters, if any, and to the Warrantholder or Warrantholders making such request, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement and the prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Warrantholder or Warrantholders of Requested Shares requesting such letter may reasonably request.

               (e) Effect any notification registration, qualification and listing on a securities exchange which shall be reasonably necessary to permit the sale of such Requested Shares, if the Common Stock is then being traded on an exchange.

          8.5 EXERCISE OF WARRANT. Nothing herein shall require a Warrantholder holding any Warrants to have exercised any of its Warrants prior to making a request under subsections 8.1 or 8.2 hereof for registration of shares of Common Stock issuable upon the exercise of such Warrants; provided, however, that such Warrants must be exercised not later than the date of the effectiveness of the registration statement covering the shares of Common Stock issuable upon exercise thereof, or such earlier date as shall be reasonably required by the managing underwriter(s) in an underwritten offering. Nothing herein shall require the Corporation to register the Warrants under the Securities Act or any state securities law. Upon the exercise of this Warrant, any and all registration rights granted in this section 8 shall survive and the holder of Warrant Shares acquired upon exercise hereof, shall be entitled to the rights granted herein with respect to such Warrant Shares.

          8.6 FURNISH INFORMATION. It shall be a condition precedent to the obligation of the Corporation to take any action pursuant to this section 8 that the Warrantholders promptly furnish to the Corporation such information regarding them, the securities of the Corporation held by them and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the Corporation's obligations under this section.

          8.7 REGISTRATION EXPENSES. All expenses incurred by the Corporation in complying with this section 8, including without limitation, all registration and filing fees, printing expenses, travel expenses, fees and disbursements of counsel for the Corporation and the expense of any special audits incident to or required by any such registration, shall be paid by the Corporation. The Corporation shall not be responsible for any underwriters' fees, brokerage fees, underwriting discounts and commissions with respect to such registration of the Requested Shares, or the counsel fees incurred by Warrantholders.

          8.8 EXPANDED RIGHTS. From and after the fifth anniversary of this Warrant, section 8 shall be extended through July 31, 1998 with the following modifications:

               (a) The last sentence of subsection 8.1 shall be deleted.

               (b) The Warrantholders shall have the right to make two demands for registration of the Warrant Shares, after the fifth anniversary of this Warrant, under subsection 8.2(a). Subsection 8.2(b) shall be deleted. Upon demand for registration of the Warrant Shares pursuant to subsection 8.2(a), subsection 8.7 shall be amended to include the following:

                    (i) The expenses of registering the Warrant Shares upon the first Demand Registration shall be borne by the Corporation.

                    (ii) HOWEVER, the expenses of registering the Warrant Shares upon the second Demand Registration shall be borne by the Warrantholders.

          8.9 INDEMNIFICATION. In the event any of the Warrant Shares of a Warrantholder is included in a registration statement pursuant to this section 8:

               (a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Warrantholder selling Requested Shares, any underwriter (within the meaning of the Securities Act) with respect to the Requested Shares, and each officer and director of and each person, if any, who otherwise controls such Warrantholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; and will reimburse each such Warrantholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Corporation which shall not be unreasonably withheld, nor shall the Corporation be liable under this section 8 to such a Warrantholder, underwriter or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Warrantholder, such underwriter or such controlling person.

               (b) To the extent permitted by law, each Warrantholder selling Requested Shares pursuant to this section 8 will indemnify and hold harmless the Corporation, each of its directors and officers, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Corporation or any such person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of, or are based upon, any untrue or allegedly untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Warrantholder expressly for use in connection with such registration; PROVIDED, HOWEVER, that the indemnity agreement contained in this section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Warrantholder which shall not be unreasonably withheld; and each such Warrantholder will reimburse the Corporation or any such person or underwriter for any legal or other expenses reasonably incurred by the Corporation or any such person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, expense or action.

               (c) Promptly after receipt by an indemnified party under this section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 8 notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED that each indemnified party shall have the right to employ its own counsel in any such cash, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events the fees and expenses of such counsel shall be borne by the indemnifying parties. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection (g), but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this section.

               (d) To the extent permitted by law, the indemnification provided for under this Warrant will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the Securities Act) of such indemnified party and will survive the transfer of securities.

               (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party then the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this subsection (e) shall be several in proportion to their respective underwriting commitments and not joint.

               (f) As used in this section 8, the term "Person" shall mean an individual, partnership, corporation, joint venture, association, stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          8.10 NO-ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION. Notwithstanding anything else contained in this section 8, in the event that (i) the Corporation shall have obtained from the SEC an "interpretative" or a "no-action" letter in which the SEC has indicated that registration is not required or that it will take no action if, without registration under the Securities Act, any Warrantholder disposes of Requested Shares in the manner in which such Warrantholder proposes to dispose of the Requested Shares, or (ii) in the opinion of counsel for the Corporation, no registration under the Securities Act is required in connection with such disposition, the Requested Shares shall not be eligible for registration under this section, but if the Corporation Holder receives a contrary opinion of its counsel, the Corporation will either allow such shares to be registered pursuant to this Section 8 and reimburse the Warrantholder for the reasonable costs of obtaining such opinion or obtain a no-action letter from the SEC.

          8.11 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Warrantholder may participate in any underwritten registration hereunder unless such Warrantholder
(a) agrees to sell such Warrantholder's securities on the basis provided in any underwriting arrangements approved by the Corporation and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          9. PRIOR NOTICE OF CERTAIN EVENTS. In case at any time:

               (a) the Corporation shall pay any dividends or make any distribution to its holders of shares of Common Stock;

               (b) the Corporation proposes to make the Initial Public Offering; or

               (c) there shall be any capital reorganization or reclassification of the shares of Common Stock of the Corporation, including any subdivision, split, combination or reverse split, or any consolidation or merger of the Corporation with another corporation or a sale of all or substantially all of its assets; or

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then, in any of said cases, the Corporation shall give prior written notice, by first-class mail, postage prepaid, addressed to the Warrantholder at the address of such Warrantholder as shown on the registration books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be, or (iii) the registration statement is expected to become effective. To the extent applicable, such notice shall also specify the date as of which the Corporation's shareholders shall participate in said distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least fifteen (15) days prior to (i) such applicable event, (ii) the applicable record date or (iii) the date on which the Corporation's transfer books are closed in respect thereto.

               In addition to the foregoing, the Corporation shall promptly notify Warrantholders in writing, by first class mail, postage prepaid, of the first occurrence of a Triggering Event and such notice shall set forth the number of shares of Common Stock outstanding on such date, excluding any shares of Common Stock which are issued in connection with such Triggering Event.

          10. MISCELLANEOUS.

          10.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Corporation and the Warrantholders with respect to the Warrants and Warrant Shares.

          10.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Corporation, the Warrantholders and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Corporation, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

          10.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The Corporation, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

          10.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          10.5 FURTHER ASSURANCES. Each of the Corporation, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

          10.6 NOTICES. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:


                  (a)      if to the Corporation, addressed to:

                           -------------------------------
                           -------------------------------
                           -------------------------------

                           With a copy given in the same manner to:

                           -------------------------------
                           -------------------------------
                           -------------------------------


               (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Corporation.

Except as otherwise provided herein, all such demands, requests, notices and other communication shall be deemed to have been received on the date of delivery thereof or on the third Business Day after the mailing thereof.

          10.7 SEPARABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          10.8 RIGHTS OF THE WARRANTHOLDER. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a shareholder of the Corporation, either at law or in equity.

          10.9 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State.


          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer.


                                         CORPORATION


                                         By:_______________________

Dated: ___________________

                                  EXERCISE FORM


                 (To be executed upon exercise of this Warrant)


          The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase _______ of the Warrant Shares, and to become a shareholder of ________________________________, and herewith tenders payment for such Warrant Shares in the amount of $____________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________________ and that such certificates be delivered to _____________________ whose address is
____________________________________.



                                        Signature: _______________________

Date ______________________